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                                                                    EXHIBIT 10.4
                                                                    ============

                          FIRST AMENDED AND RESTATED
                       ENVIRONMENTAL GUARANTY AGREEMENT


     THIS FIRST AMENDED AND RESTATED ENVIRONMENTAL GUARANTY AGREEMENT is dated as of May 1, 2000 and is being executed and delivered by the undersigned Guarantors to and for the benefit of Union Bank of California, N.A. ("Bank") in connection with the following:

     A. Bank has made financing arrangements with West Valley MRF, LLC, a California limited liability company (the "Borrower") as evidenced by that certain Reimbursement Agreement dated as of June 1, 1997, between Bank and Borrower (as amended from time to time, the "1997 Reimbursement Agreement"). Such extension of credit or other financing arrangements, together with any amendments, replacements, substitutions, extensions or refundings thereof, are hereinafter referred to as the "1997 Credit Extension".

     B. In connection with the 1997 Credit Extension, Borrower has undertaken certain obligations set forth in that certain Environmental Compliance Agreement dated as of June 19, 1997 between Borrower and Bank (the "1997 ECA"). Pursuant to that certain Environmental Guaranty Agreement dated as of June 19, 1997 (the "1997 Kaiser Environmental Guaranty"), the undersigned guaranteed certain of the Borrower's obligations under the 1997 ECA.

     C. Concurrently herewith, Bank and Borrower are entering into that certain Reimbursement Agreement dated as of the date hereof (as amended from time to time, the "2000 Reimbursement Agreement"), pursuant to which Bank has agreed to issue its irrevocable Letter of Credit (the "Letter of Credit") to provide credit support for bond financing for the expansion of the facilities financed with the proceeds of the 1997 Credit Extension.

     D. It is a condition precedent to Bank's obligation to proceed with the issuance of the Letter of Credit that (i) Borrower amend and restate the 1997 ECA by executing and delivering to Bank that certain First Amended and Restated Environmental Compliance Agreement of even date herewith (as from time to time amended, the "Environmental Agreement"); and (ii) the undersigned guarantors amend and restate the 1997 Kaiser Environmental Guaranty in its entirety by executing and delivering to Bank this Amended and Restated Environmental Guaranty Agreement (this "Guaranty"). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Environmental Agreement.

     E. Each Guarantor expects to derive benefit, either directly or indirectly, as a result of the maintenance of the 1997 Credit Extension and the issuance of the Letter of Credit and acknowledges that Bank would not proceed with the performance of its obligations with respect to the Credit Extensions without receiving the Environmental Agreement from Borrower and this Guaranty from the Guarantors.

     NOW, THEREFORE, the undersigned Guarantors do hereby agree as follows:

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1.   Obligations Guaranteed.

     (a) For consideration, the adequacy, sufficiency and receipt of which is hereby acknowledged, the undersigned (collectively, "Guarantors" and individually each or any "Guarantor"), jointly and severally guarantee to Bank that, upon the occurrence of an Event of Default under the Environmental Agreement arising as a result of Borrower's failure to pay or perform any Kaiser-Related Environmental Obligation (hereinafter a "Guaranteed Obligation"), Guarantors shall promptly pay and/or perform such Guaranteed Obligation without further notice or demand except for the notices required pursuant to the Environmental Agreement and shall pay to Bank and hold Bank harmless from all damages, costs, expenses and liabilities incurred by Bank as a result of Borrower's failure to perform such Guaranteed Obligations, whether Borrower is liable individually or jointly or with others, whether incurred before, during or after any bankruptcy, reorganization, insolvency, receivership or similar proceeding ("Insolvency Proceeding"), and whether recovery thereof is or becomes barred by a statute of limitations or is or becomes otherwise unenforceable, together with all reasonable expenses of, for and incidental to collection, including reasonable attorneys' fees.

     (b) Without limiting Guarantors' liability under clause (a) above, Guarantors jointly and severally guarantee to Bank that, if all the following
                                                         --
events occur, namely: (i) the occurrence of an Event of Default under the Environmental Agreement arising as a result of Borrower's failure to pay or perform any Burrtec-Related Environmental Obligation; and (ii) the breach of such Burrtec-Related Environmental Obligation caused or contributed to the release, at, on, in, under, above, around or that affects any Portion of the Property, of some Hazardous Substances or newly-formed Hazardous Substances not present at, on, in, under, above, around, or that affects any portion of the Property on or prior to June 19, 1997; and (iii) as a matter of applicable federal or state law, either Guarantor is liable with respect to the release of such newly formed Hazardous Substance; and (iv) Bank obtains a judgment against BWI arising out of BWI's liability as a guarantor of such Burrtec-Related Environmental Obligation and such release; and (v) such judgement remains unsatisfied after the later to occur of (1) completion by the Bank of a judgement debtor's examination of BWI and the recordation of abstracts of judgement in each county in the State of California in which BWI holds title to real property as disclosed in such debtor's examination; or (2) ninety (90) days shall have elapsed after entry of judgement against BWI; then, Guarantors,
                                                         ----
jointly and severally agree to pay to Bank immediately upon demand the amount of the judgment obtained against BWI in the above-described circumstances; provided
                                                                        --------
however, if an Insolvency Proceeding is commenced by or against BWI prior to
-------
Bank's obtaining a judgment against BWI, then upon Bank's obtaining a final determination of its claim against BWI from the court having jurisdiction in such Insolvency Proceeding, then Guarantors jointly and severally agree to pay to Bank immediately upon demand the amount determined by such court to be due, provided Guarantors would also be liable under (iii) of this paragraph and upon Bank's assignment of its claim in the bankruptcy to the Guarantors. Guarantors' obligations under this Environmental Guaranty Agreement are in addition to (i) any other guaranties of the Guaranteed Obligations; and (ii) any other guaranties now or hereafter given by Guarantors to Bank in connection with any other obligations of Borrower to Bank; provided, however, that no other guaranties now or hereafter given by Guarantors to Bank in connection with any other

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obligations of Borrower to Bank shall apply to the Environmental Agreement or any obligations thereunder.

2. Reinstatement. All of Bank's rights pursuant to this Guaranty continue with respect to amounts previously paid to Bank on account of any Guaranteed Obligations which are thereafter restored or returned by Bank, whether in an Insolvency Proceeding of Borrower or for any other reason, all as though such amounts had not been paid to Bank, and each Guarantor's liability under this Guaranty (and all its terms and provisions) shall be reinstated and revived, notwithstanding any surrender or cancellation of this Guaranty. Bank, in its sole discretion, may determine whether any amount paid to it must be restored or returned; provided, however, that if Bank elects to contest any claim for return or restoration, each Guarantor agrees to indemnify and hold Bank harmless from and against all reasonable costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection with such contest. If any Insolvency Proceeding is commenced by or against Borrower or any Guarantor, at Bank's election, each Guarantor's obligations under this Guaranty shall immediately and without notice or demand become due and payable, whether or not then otherwise due and payable.

3. Authorization. Each Guarantor authorizes Bank, subject to the Environmental Agreement, without notice and without affecting such Guarantor's liability under this Guaranty, from time to time, whether before or after any revocation of this Guaranty, to (a) renew, extend, accelerate, release, subordinate or waive, the interest rate, time or place for payment or any other terms of all or any part of the Guaranteed Obligations; provided however, without limiting Bank's rights
                               ----------------
under the preceding clause of this subsection 3(a), no amendment or modification of the Guaranteed Obligations agreed to between Bank and Borrower shall be binding upon either Guarantor without such Guarantor's written consent; (b) accept delinquent or partial payments on the Guaranteed Obligations; (c) take or not take security or other credit support for this Guaranty or for all or any part of the Guaranteed Obligations, and exchange, enforce, waive, release, subordinate, fail to enforce or perfect, sell or otherwise dispose of any such security or credit support; (d) apply proceeds of any such security or credit support and direct the order or manner of its sale or enforcement as Bank, in its sole discretion, may determine; and (e) release or substitute Borrower or any Guarantor or other person or entity liable in respect of all or any part of the Guaranteed Obligations.

4. Waivers. To the maximum extent permitted by law and subject the provisions of the Environmental Agreement, each Guarantor waives (a) all rights to require Bank to proceed against Borrower or proceed against, enforce or exhaust any security for the Guaranteed Obligations or to marshal assets or to pursue any other remedy in Bank's power whatsoever; (b) all defenses arising by reason of: any disability or other defense of Borrower, the cessation for any reason of the liability of Borrower, any defense that any other indemnity, guaranty or security was to be obtained, any claim that Bank has made such Guarantor's obligations more burdensome or more burdensome than Borrower's obligations, and the use of any proceeds of the Guaranteed Obligations other than as intended or understood by Bank or such Guarantor; (c) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and all other notices or demands to which such Guarantor might otherwise be entitled; (d) all conditions precedent to the effectiveness of this

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Guaranty except as provided herein; (e) all rights to file a claim in connection with the Guaranteed Obligations in an Insolvency Proceeding filed by or against Borrower; (f) all rights to require Bank to enforce any of its remedies and (g) until the Guaranteed Obligations are satisfied or fully paid, with such payment not subject to return: (i) all rights of subrogation, indemnification or reimbursement, (ii) all rights of recourse to any assets or property of Borrower or to any collateral or credit support for the Guaranteed Obligations, (iii) all rights to participate in or benefit from any security or credit support Bank may have or acquire, and (iv) all rights, remedies and defenses such Guarantor may have or acquire against Borrower; provided however that anything in this Guaranty to the contrary notwithstanding, the Guarantors shall only be required to waive and forebear the enforcement of any rights of subrogation, indemnification or reimbursement against any person or entity so long as such person or entity is in default in the payment or performance of any obligation due and owing to Bank; during the continuance of any such default all such rights of subrogation, indemnification and reimbursement shall be subordinated as provided in Section 6 below. Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust which secures any Guaranteed Obligations, and even though such foreclosure or exercise may destroy or diminish the rights of the Guarantors, or any of them, against Borrower, each Guarantor shall remain liable for any part of the Guaranteed Obligations remaining unpaid after foreclosure. Under California law, in the absence of waivers and agreements to the contrary, if a creditor forecloses by trustee's sale on a deed of trust securing a loan, the creditor cannot thereafter enforce a guarantor's liability for the unpaid balance of the loan. This results because the trustee's sale would eliminate the guarantor's right of subrogation, and therefore the guarantor would be unable to obtain reimbursement from the Borrower. Each Guarantor waives the right to assert the defense described in the two immediately preceding sentences, and each Guarantor agrees that such Guarantor shall remain liable for any part of the Guaranteed Obligations remaining unpaid after a trustee's sale, although such Guarantor would not become subrogated to any part of the Guaranteed Obligations that such Guarantor has paid and would therefore be unable to obtain reimbursement for those payments from Borrower. Each Guarantor may therefore incur a partially or totally unreimbursable liability under the Guaranty. Each Guarantor waives all benefits under California Civil Code sections 2808, 2809, 2810, 2819, 2839,
2845, 2846, 2848, 2849, 2850, 2855, 2899 and 3433 and California Code of Civil
Procedure sections 580a, 580b, 580d and 726.

5. Guarantor to Keep Informed. Each Guarantor warrants having established with Borrower adequate means of obtaining, on an ongoing basis, such information as such Guarantor may require concerning all matters bearing on the risk of nonpayment or nonperformance of the Guaranteed Obligations. Each Guarantor assumes sole, continuing responsibility for obtaining such information from sources other than from Bank. Bank has no duty to provide any information to any Guarantor until Bank receives such Guarantor's written request for specific information in Bank's possession and Borrower has authorized Bank to disclose such information to such Guarantor.

6. Subordination. All liabilities and commitments of Borrower to any Guarantor, and all liabilities and commitments of any guarantor of any of the Guaranteed Obligations to any other Guarantor, which presently or in the future may exist ("Guarantor Claims") are hereby subordinated to the Guaranteed Obligations; provided however that so long as the party against which such

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Guarantor Claims are asserted is not in default in the payment of any obligations due and owing to Bank, payments and distributions from Borrower to any Guarantor or among or between any of the guarantors (including any Guarantor) of any of the Guaranteed Obligations shall be permitted in the ordinary course of business. Whenever any such default shall have occurred and be continuing, Guarantor Claims against such party in default will be enforced, and performance thereon received by any Guarantor only as a trustee for Bank, and each Guarantor will promptly pay over to Bank upon demand all proceeds recovered for application to the Guaranteed Obligations without reducing or affecting such Guarantor's liability under other provisions of this Guaranty.

7.   Representations and Warranties.

     a.   Corporate Existence and Power.  Each Guarantor (i) is a corporation
          -----------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified or licensed as a foreign corporation and is in good standing in the State of California and in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

     b.   Authorization.  The execution, delivery and performance by the
          -------------
Guarantors of this Guaranty, and the consummation of the transactions contemplated hereby and thereby, are within each Guarantor's corporate powers, have been duly authorized by all necessary corporate action of such Guarantor and do not contravene such Guarantor's charter documents or bylaws.

     c.   Binding Effect.  This Guaranty has been duly executed and delivered by
          --------------
the Guarantors. This Guaranty is the legal, valid and binding obligation of each Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors, rights generally.

     d.   Other Information.   To the actual knowledge of Guarantors, no
          -----------------
information, exhibit or report furnished by any Guarantor to Bank in connection with this Guaranty contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances in which made, not misleading.

     e.   Litigation.  Except as previously disclosed in writing to Bank, there
          ----------
is no action, suit, investigation, litigation or proceeding affecting the Guarantors pending or, to the best knowledge of the Guarantors, threatened before any court, governmental agency or arbitrator (a) that would be reasonably likely to have a materially adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Guarantor or (b) that purports to affect the legality, validity or enforceability of this Guaranty or the consummation of the transactions contemplated hereby.

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8.   Covenants.  The Guarantors covenant and agree that, unless Bank otherwise consents in writing and so long the Guaranteed Obligations remain unpaid (i) each of the Guarantors will, preserve, renew and keep in full force and effect its corporate existence (in the jurisdiction thereof) and the rights, privileges, franchises and governmental approvals necessary or desirable for the normal conduct of its business; and (ii) neither Guarantor will merge or consolidate with or into, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, unless, in the case of any merger or consolidation, the Guarantor is the surviving entity. Reference is made to the Operation & Maintenance Agreement (the "O&M Agreement") dated as of June 11, 1997 between KVI and the California Environmental Protection Agency, Department of Toxic Substances Control (the "Department"), referred to in Section 6 of the Environmental Agreement. KVI agrees to provide Bank with true and complete copies of all written reports and review summaries provided by KVI to the Department pursuant to the O&M Agreement, including those required under Sections 3, 4, 5 or 6 of the O&M Agreement, promptly after their submission to the Department. KVI hereby confirms that, except as previously disclosed to Bank in writing, the O&M Agreement has not been modified or amended.

9. Assignments. Without notice to any of the Guarantors, Bank may assign the Guaranteed Obligations and this Guaranty, in whole or in part, and may disclose to any prospective or actual purchaser of all or part of the Guaranteed Obligations any and all information Bank has or acquires concerning any Guarantor, this Guaranty and any security for this Guaranty. The Bank agrees to use reasonable efforts to ensure that any of the information referred to in this paragraph which is not contained in a report or other document otherwise available to the public generally, to the extent permitted by law and except as may be required by valid subpoena or in the normal course of business operations, will be treated confidentially by the Bank and will not be distributed or otherwise made available by the Bank to any person or entity, other than (i) the Bank's employees, authorized agents or representatives who need to review or be informed of such information in connection with their employment by Bank; and (ii) such prospective or actual purchaser (which shall be required to give appropriate written assurance of confidential treatment of such information).

10. Counsel Fees and Costs. The prevailing party shall be entitled to attorneys' fees (including a reasonable allocation for any appropriately documented fees of Bank's internal counsel), and all other reasonable costs and expenses which it may incur in connection with the enforcement or preservation of its rights under, or defense of, this Guaranty or in connection with any other dispute or proceeding relating to this Guaranty, whether or not incurred in an Insolvency Proceeding, arbitration, administrative hearing, litigation or other proceeding.

11.  [Intentionally omitted]

12. Multiple Guarantors/Borrowers. When there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, then the words "Borrower" and "Guarantor," respectively, shall mean all and any one or more of them, and their respective successors and assigns, including debtors-in-possession and bankruptcy trustees, and words used herein in the singular shall be considered to have been used in the plural where the context and

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construction so requires in order to refer to more than one Borrower or
Guarantor, as the case may be. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts. Each counterpart, when so executed and delivered, shall be deemed to be an original and all counterparts, taken together, shall constitute but one and the same Guaranty.

13. Waiver of Jury Trial. EACH GUARANTOR AND BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS GUARANTY, ANY OF THE GUARANTEED OBLIGATIONS, OR ANY RELATED AGREEMENTS OR INSTRUMENTS, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DISCUSSIONS, DEALINGS OR ACTIONS OF SUCH PARTIES OR ANY OF THEM (WHETHER ORAL OR WRITTEN) WITH RESPECT THERETO, OR TO THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED IN ACCORDANCE WITH THE PROVISIONS OF THE ALTERNATIVE DISPUTE RESOLUTION AGREEMENT REFERRED TO IN PARAGRAPH 18 BELOW. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK AGREEING TO THE CREDIT EXTENSION REFERRED TO HEREIN.

14. Integration/Severability/Amendments. This Guaranty is intended by each of the Guarantors and Bank as the complete, final expression of their agreement concerning its subject matter. It supersedes all prior understandings or agreements with respect thereto and may be changed only by a writing signed by Bank and the Guarantor intended to be bound by such writing. No course of dealing, or parol or extrinsic evidence shall be used to modify or supplement the express terms of this Guaranty. If any provision of this Guaranty is found to be illegal, invalid or unenforceable, such provision shall be enforced to the maximum extent permitted, but if the provision is fully unenforceable, such provision shall be severable, and this Guaranty shall be construed as if such provision had never been a part of this Guaranty and the remaining provisions shall continue in full force and effect.

15. Joint and Several. If more than one Guarantor signs this Guaranty, the obligations of each Guarantor under this Guaranty are joint and several in accordance with the terms of this Agreement, and independent of the Guaranteed Obligations and of the liabilities and commitments of any other person or entity. A separate action or actions may be brought and prosecuted against any Guarantor, whether action is brought against Borrower, any other Guarantor or any other person or entity liable in respect of all or any part of the Guaranteed Obligations, and whether Borrower or such others are joined in any such action.

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16.  Notice.  Any notice given by any party under this Guaranty shall be effective only upon its receipt by the other party and only if (a) given in writing and (b) personally delivered or sent by United States mail, postage prepaid, and addressed to Bank or Guarantor at their respective addresses for notices indicated below. Each Guarantor and Bank may change the place to which notices, requests, and other communications are to be sent to them by giving written notice of such change to the other.

17. California Law. Subject to paragraph 13 of this Guaranty, this Guaranty shall be governed by and construed according to the laws of California, and each Guarantor submits to the nonexclusive jurisdiction of the state or federal courts in California.

18. Dispute Resolution. This Guaranty hereby incorporates any alternative dispute resolution agreement previously, concurrently or hereafter executed between any Guarantor and Bank.

19. Scope of Guaranty. The parties acknowledge that this Guaranty is given solely with respect to environmental obligations that may arise as specified in the Environmental Agreement and as set forth herein.

     Each Guarantor acknowledges having received a copy of this Guaranty and having made each waiver contained in this Guaranty with full knowledge of its consequences.

Dated as of May 1, 2000

                                    GUARANTORS

                                    KAISER VENTURES INC.,
                                    a Delaware corporation

                                    By: /s/James F. Verhey
                                        ---------------------------------------
                                        Name:  James F. Verhey
                                        Title:  Executive Vice President - CFO


                                    KAISER RECYCLING CORPORATION,
                                    a Delaware corporation

                                    By: /s/Eric D. Herbert
                                        ---------------------------------------
                                        Name:  Eric D. Herbert
                                        Title:  Vice President


Address for both Guarantors:  c/o Kaiser Ventures, Inc.
                              3633 E. Inland Empire Blvd., Suite 850
                              Ontario, CA   91764

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Address for Bank:             Union Bank of California, N.A.
                              530 B Street, Fourth Floor
                              San Diego, California  92101
                              Attention: Commercial Markets Group

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